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                                                                   EXHIBIT 10.19


                         MORTGAGEE'S WAIVER AND CONSENT

                  This MORTGAGEE'S WAIVER AND CONSENT ("Waiver and Consent") is made and entered into as of August 25, 1999, by and among PUBLIC SCHOOL EMPLOYES' RETIREMENT SYSTEM, (the "New Lender"), POLYCHEM CORPORATION, a Pennsylvania corporation (the "Company"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (together with any successors and assigns, the "Lender").

                  A. The New Lender is the mortgagee under that certain Open End Mortgage and Security Agreement, dated as of August 24, 1999, made by the Company, and to be recorded in the real estate records of Chester County, Pennsylvania (the "Mortgage").

                  B. Pursuant to the Mortgage, the Company has granted to the New Lender a lien upon all or a portion of the real property commonly known as Franklin Avenue and Grant Street, and as more fully described in Appendix A attached hereto (the "Premises").

                  C. The Lender has previously entered into or is about to enter into certain financing transactions with the Company, and to secure such financing the Company has granted to the Lender a security interest in and lien upon certain of the tangible and intangible property of the Company, including, without limitation, all of the Company's cash, cash equivalents, goods, inventory, machinery, equipment, furniture and fixtures, together with all additions, substitutions, replacements and improvements to, and proceeds of, the foregoing (collectively, the "Collateral").

                  NOW, THEREFORE, in consideration of any financial accommodations extended by the Lender to the Company at any time, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                  1. The New Lender is not aware of any existing default under the Mortgage, and agrees to give written notice to the Lender in the event the New Lender acquires an ownership or possessory interest in the Premises pursuant to the exercise of its rights under the Mortgage or any other document executed by the Company or under applicable law.

                  2. The New Lender acknowledges the validity of the Lender's lien on the Collateral and, until such time as the obligations of the Company to the Lender are indefeasibly paid in full, the New Lender waives any interest in the Collateral and agrees not to distrain or levy upon any Collateral or to assert any lien, right of distraint or other claim against the Collateral for any reason. Any provision in the Mortgage to the contrary notwithstanding, the New Lender acknowledges that, for so long as the Loan and Security Agreement, dated as of September 30, 1998, as amended by the Waiver and Amendment Agreement thereto, dated as of December 8, 1998, and the Waiver and Amendment to Loan and Security Agreement, dated as of April 22, 1999, as it may be further amended or modified, between the Company and Lender is outstanding, all equipment now or hereafter owned and/or used by the Company in the operation of its business and located at the Premises is part of the Collateral and the New Lender does not have

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and will not take a lien on or security interest in any such equipment, regardless of whether such equipment is deemed to be personal property or fixtures. Notwithstanding the above, the Collateral shall not include any equipment or fixtures which are required in connection with the operation of the premises, including, without limitation, HVAC systems, temperature control systems, theft detection systems, sprinkler systems, carpeting and lighting fixtures.

                  3. The New Lender agrees that the Collateral may be stored, utilized, and/or installed at the Premises and shall not be deemed a fixture or part of the real estate but shall at all times be considered personal property, whether or not any Collateral becomes so related to the real estate that an interest therein would otherwise arise under applicable law.

                  4. The New Lender acknowledges that the Lender or its representatives or invitees may enter upon the Premises at any time without any interference by the New Lender to inspect, repossess, remove or otherwise deal with the Collateral, and the Lender may advertise and conduct public auctions or private sales of the Collateral at the Premises, in each case without interference by the New Lender or liability of the Lender to the New Lender. The Lender shall promptly repair, at the Lender's expense, any physical damage to the Premises actually caused by the conduct of such auction or sale and any removal of Collateral by or through the Lender (ordinary wear and tear excluded). The Lender shall not be liable for any diminution in value of the Premises caused by the absence of Collateral actually removed or by any necessity of replacing the Collateral, and the Lender shall have no duty or obligation to remove or dispose of any Collateral or any other property left on the Premises by the Company.

                  5. Foreclosure by New Lender. In the event of a mortgage foreclosure by the New Lender, the Lender agrees to arrange for the sale and/or removal of the Collateral within 180 days from the date of a written notice to do so served upon the Lender at the address set forth herein. In the event the Lender wishes to abandon such Collateral, it shall provide the New Lender with its intention to do so within 120 days of the date of such notice to remove such Collateral. If the Lender abandons the Collateral, the New Lender shall be held harmless for any damage or loss to the Collateral which may occur.

                  6. Notices. All notices hereunder shall be in writing, sent by certified mail, return receipt requested, to the respective parties and the following addresses:

           The Lender:               General Electric Capital Corporation
                                     40 Old Ridgebury Road
                                     Danbury, CT  06810
           Attention:                Polychem Corporation - Account Manager`
           Telephone:                203-796-5500
           Facsimile:                203-796-5536

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           The New Lender:           Public School Employes'
                                     Retirement System
                                     c/o Legg Mason Real Estate Services, Inc.
                                     1735 Market Street
                                     12th Floor
                                     Philadelphia, PA 19103
           Attention:                Douglas Callantine
           Telephone:                215-496-3000
           Facsimile:                215-496-3079

           The Company:              Polychem Corporation
                                     Franklin Avenue & Grant Street
                                     Phoenixville, PA 19460-0527
           Attention:                Bill Crighton
           Telephone:                610-935-0225
           Facsimile:                610-935-7151

                  7. Miscellaneous. This Waiver and Consent may be executed in any number of several counterparts, shall be governed and controlled by, and interpreted under, the laws of the State of New York and shall inure to the benefit of the Lender and its successors and assigns and shall be binding upon the New Lender and its successors and assigns (including any transferees of the Mortgage or Premises). The New Lender agrees and consents to the filing of this document for recording in the land records of the county in which the Premises is located.


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                  IN WITNESS WHEREOF, this Mortgagee's Waiver and Consent is entered into as of the date first set forth above.

                             PUBLIC SCHOOL EMPLOYES'
                             RETIREMENT SYSTEM
                             By its agent Legg Mason Real Estate Services, Inc.


                             By: /s/ Thomas S. Ryan
                                 --------------------------------
                                 Thomas S. Ryan
                                 Vice President


                             GENERAL ELECTRIC CAPITAL CORPORATION


                              By: _________________________
                              Name:
                              Title:

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Agreed to and acknowledged by the Company:

POLYCHEM CORPORATION


By: /s/ Paul A. DeJuliis
    --------------------------------------------
Name:  Paul A. DeJuliis
Title: Chairman & CEO


                        [ATTACH NOTARIAL ACKNOWLEDGMENTS]

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